AMENDMENT NO. 1 TO
3DICON CORPORATION
9.75% CONVERTIBLE NOTE

This Amendment No. 1 to the 9.75% Convertible Note, as defined below (this “Amendment”) is entered into to be effective as of the 8th day of October 2008, by 3DIcon Corporation, an Oklahoma corporation, with principal executive offices located at 6804 South Canton Avenue, Suite 150, Tulsa, Oklahoma (the “Company”), and Golden Gate Investors, Inc., a California corporation (the “Holder”).

WHEREAS, pursuant to the terms of the Securities Purchase Agreement dated June 8, 2007 among the Company and the Holder (the “Purchase Agreement”), the Company issued a 9.75% Convertible Note dated June 8, 2007 in the principal amount of $700,000 (the “Note”) to the Holder. Unless otherwise defined herein, all capitalized terms used in this Amendment have the meanings given to them in the Debenture;

WHEREAS, in connection with the issuance of the Note, Martin Keating, the Company’s Chairman and CEO, agreed to pledge certain securities of the Company to the Holder (the “Stock Pledge Agreement”);

WHEREAS, in accordance with the terms of the Note, on June 4, 2008, the Holder provided the Company with notice of its election to extend the Initial Maturity Date to October 8, 2008 (the “Extended Maturity Date”);

WHEREAS, the Holder and the Company desire to amend the terms of the Note in order to further extend the Maturity Date.

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.1 The Maturity Date of the Note is hereby extended to January 31, 2009.

1.2 All other terms and provisions of the Note in direct conflict with the amendments specifically set forth herein are hereby amended to conform to these amendments; and except for these amendments, all other terms and conditions of the Note shall remain unamended hereby and in full force and effect.

1.3 This Amendment, together with the Purchase Agreement, the Note , the Escrow Agreement and the Stock Pledge Agreement, embodies the entire agreement and understanding between the Company and the Holder relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

1.4 If any provision of this Amendment, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Amendment, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

1.5 This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Amendment shall be legal and binding on all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly caused this Amendment to be executed and delivered on the date first written above.

3DICON CORPORATION		GOLDEN GATE INVESTORS, INC.

By:	/s/ Martin Keating	By:	/s/ Travis Huff
Title:	Chairman & CEO	Title:	Portfolio Manager